UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

GARRETT MOTION INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-38636	82-487189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2020, the Board of Directors (the “Board”) of Garrett Motion Inc. (the “Company”) increased the size of the Board from seven (7) to eight (8) directors and elected Jerome Stoll as a Class II director of the Company, effective immediately. The Board has appointed Mr. Stoll to the Board’s Nominating and Governance Committee. Mr. Stoll will receive the standard fees paid by the Company to all of its non-employee directors under the Company’s Non-Employee Director Compensation Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2020	Garrett Motion Inc.

	By:	/s/ Jerome Maironi
Jerome Maironi Senior Vice President, General Counsel and Corporate Secretary